Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to the Amended and Restated Employment Agreement (this “Amendment”) is made and entered into as of February 2, 2007 by and between Sciele Pharma, Inc., a Delaware corporation (the “Company”) and Patrick Fourteau (“Executive”).

WHEREAS, Executive is employed by the Company pursuant to the terms and conditions of that certain Amended and Restated Employment Agreement dated January 24, 2006, by and between First Horizon Pharmaceutical Corporation and Patrick Fourteau (the “Employment Agreement”); and

WHEREAS, since the effective date of the Employment Agreement, the Company has changed its name from “First Horizon Pharmaceutical Corporation” to “Sciele Pharma, Inc.”; and

WHEREAS, the parties desire to amend Section 5(d) of the Employment Agreement to delete the provision that the Company will pay Executive’s moving expenses and replace it with the fact that the Company will reimburse Executive his reasonable commuting expenses;

NOW THEREFORE, in consideration of Executive’s continued employment, the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.               Section 5(d) of the Employment Agreement is hereby amended and restated in its entirety to state the following:

                        d)            The Company will pay Executive’s reasonable commuting expenses for his commute between his home and the Company’s corporate offices, including, without limitation, airfare, transportation expenses, hotel expenses and meal expenses while in commute.

2.               Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect without modification or amendment.  This Amendment will form a part of the Employment Agreement for all purposes and the Employment Agreement and this Amendment will hereafter be read together.

[Signatures provided on following page.]

IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of the date first above written.

EXECUTIVE:

/s/ Patrick Fourteau
Patrick Fourteau
Chief Executive Officer and President

COMPANY:

SCIELE PHARMA, INC.

/s/ Darrell Borne
Darrell Borne
Executive Vice President, Chief Financial Officer, Treasurer and Secretary